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                                                                   Exhibit 10.11

               [Standard Agreement for RSUs as of 12-6-01]

                                RESTRICTED STOCK
                              UNIT AWARD AGREEMENT

     This Restricted Stock Unit Award ("AWARD") is made this __ day of ______ 2002 ("DATE OF GRANT"), by Motorola, Inc. (the "COMPANY" or "MOTOROLA") to _____________________ (the "GRANTEE").

     WHEREAS, Grantee is receiving the Award under the Motorola Omnibus Incentive Plan of 2000, as amended (the "2000 OMNIBUS PLAN");

     WHEREAS, the Award is a special grant of Motorola restricted stock units;
and

     WHEREAS, it is a condition to Grantee receiving the Award that Grantee execute and deliver to Motorola an agreement evidencing the terms, conditions and restrictions applicable to the restricted units.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards restricted stock units to Grantee on the following terms and conditions:

     1. AWARD OF RESTRICTED STOCK UNITS. The Company hereby grants to Grantee a total of ______________________ (______) Motorola restricted stock units (the "UNITS") subject to the terms and conditions set forth below.

     2. RESTRICTIONS. The Units are being awarded to Grantee subject to the transfer and forfeiture conditions set forth below (the "RESTRICTIONS") which shall lapse, if at all, as described in Section 3 below. For purposes of this Award, the term Units includes any additional Units granted to the Grantee with respect to Units, still subject to the Restrictions.

               a. Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units still subject to Restrictions. The Units shall be forfeited if Grantee violates or attempts to violate these transfer restrictions.

               b. Any Units still subject to the Restrictions shall be automatically forfeited upon the Grantee's termination of employment with Motorola or a Motorola Subsidiary for any reason, other than death, Total and Permanent Disability, as defined in Section 3(a) below, and Retirement, as defined in Section 3(c). For purposes of this Agreement, a "MOTOROLA SUBSIDIARY" is any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola and which is consolidated for financial reporting purposes.

               c. If Grantee engages, directly or indirectly, in any activity which is in competition with any activity of Motorola or any Motorola Subsidiary, or in any action or conduct which is in any manner adverse or in any way contrary to the interests of Motorola or any Motorola Subsidiary, all Units shall be forfeited. This determination shall be made by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee").

The Company will not be obligated to pay Grantee any consideration whatsoever for forfeited Units.

     3. LAPSE OF RESTRICTIONS.

               a. Other than in the case of Retirement, the Restrictions applicable to the Units shall lapse, as long as the Units have not been forfeited as described in Section 2 above, as follows:

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                   (i)   Four (4) years from the Date of Grant (the "RESTRICTED
                         PERIOD");

                   (ii) Upon a Change in Control of the Company (as defined by the 2000 Omnibus Plan);

                   (iii) If the Grantee becomes Totally and Permanently
                         Disabled. A "TOTAL AND PERMANENT DISABILITY" means for
                         (x) U.S. employees, entitlement to long term disability benefits under the Motorola Disability Income Plan, as amended and (y) non-U.S. employees, as established by applicable Motorola policy or as required by local regulations; or

                   (iv)  If the Grantee dies.

               b. In the case of Retirement (as defined below) before the expiration of the Restricted Period, the Restrictions shall lapse upon Retirement, as long as the Units have not been forfeited as described in Section 2 above, as follows:

                   (i) If the Grantee Retires after the first year of the Restricted Period has expired, the Restrictions will lapse as to 25% of the Units;

                   (ii) If the Grantee Retires after the second year of the Restricted Period has expired, the Restrictions will lapse as to 50% of the Units;

                   (iii) If the Grantee Retires after the third year of the
                         Restricted Period has expired, the Restrictions will lapse as to 75% of the Units.

         [CHANGE BASED ON VESTING SCHEDULE]

               c. "RETIREMENT" for purposes of this Agreement means: ----------

                   (i)   Retiring at or after age 55 with 20 years of service,

                   (ii)  Retiring at or after age 60 with 10 years of service;
                         and

                   (iii) Retiring at or after age 65, without regard to
                         service.

               d. If during the Restricted Period the Grantee takes a Leave of Absence from Motorola or a Motorola Subsidiary and the Grantee's employment from Motorola or a Motorola Subsidiary is not terminated for any reason (other than death, Total and Permanent Disability, or Retirement), the Units will continue to be subject to this Agreement. If the Restricted Period expires while the Grantee is on a Leave of Absence the Grantee will be entitled to the Units even if the Grantee has not returned to active employment. "LEAVE OF ABSENCE" means a leave of absence from Motorola or a Motorola Subsidiary that is not a termination of employment, as determined by Motorola.

               e. To the extent the Restrictions lapse under this Section 3 with respect to the Units, they will be free of the terms and conditions of this Award.

     4. ADJUSTMENTS. If the number of outstanding shares of Common Stock of the Company is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Units subject to this Award shall be adjusted to correspond to the change in the outstanding shares of Motorola Common Stock ("COMMON STOCK").

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     5. DIVIDEND EQUIVALENTS. Upon the Company's payment of a cash dividend with respect to its Common Stock, the number of Units shall be increased by dividing the amount of dividend the Grantee would have received had the Grantee owned a number of shares of Common Stock equal to the number of Units then credited to his or her account by the closing price of the Company's Common Stock on the last trading day before the date of the dividend payment, as reported for the New York Stock Exchange - Composite Transaction in the Wall Street Journal, Midwest edition. If a dividend is paid in shares of stock of another company or in other property, the Grantee will be credited with the number of shares of that company or the amount of property which would have been received had the Grantee owned a number of shares of Common Stock equal to the number of Units credited to his or her account. The shares or property so credited will be subject to the same Restrictions and other terms and conditions applicable to Units and will be paid out in kind at the time the Restrictions lapse.

     6. DELIVERY OF CERTIFICATES OR EQUIVALENT. Upon the lapse of Restrictions applicable to the Units, the Company shall, at its election, either deliver to the Grantee (i) a certificate representing a number of shares of Common Stock equal to the number of Units upon which such Restrictions have lapsed, plus, a cash payment equal to the value of any fractional unit then credited to the Grantee or (ii) establish a brokerage account for the Grantee and credit to that account the number of shares of Common Stock of the Company equal to the number of Units upon which such Restrictions have lapsed.

     7. WITHHOLDING TAXES. The Company is entitled to withhold an amount equal to Motorola's required minimum statutory withholdings taxes for the respective tax jurisdiction attributable to any share of Common Stock or property deliverable in connection with the Units. Grantee may satisfy any withholding obligation in whole or in part by electing to have Motorola retain shares of Common Stock deliverable in connection with the Units having a Fair Market Value on the date the Restrictions applicable to the Units lapse equal to the minimum amount required to be withheld. "Fair Market Value" for this purpose shall be the closing price for a share of Motorola common stock on the last trading day before the date the Restrictions applicable to the Units lapse. The official source for the closing price is the New York Stock Exchange Composite Transaction as reported in the Wall Street Journal, Midwest edition.


          8.   VOTING AND OTHER RIGHTS.

               a. Grantee shall have no rights as a stockholder of the Company in respect of the Units, including the right to vote and to receive dividends and other distributions, until delivery of certificates representing shares of Common Stock in satisfaction of the Units.

               b. The grant of Units does not confer upon Grantee any right to continue in the employ of the Company or a Motorola Subsidiary or to interfere with the right of the Company or a Motorola Subsidiary, to terminate Grantee's employment at any time.

     9. FUNDING. No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Units awarded hereunder. The grant of Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

     10. NOTICES. Any written notice under this Award shall be deemed given on the date that is two business days after it is sent by registered or certified mail, postage prepaid, addressed either to the Grantee at his address set forth below or to the Attention: Executive Rewards, Motorola, Inc., 1303 East Algonquin Rd, Schaumburg, IL 60196 (847) 576-5000. Any notice may be sent using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail) but no such notice shall be deemed to have been duly given unless and until it is actually

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received by the intended recipient. The Grantee and the Company may change the address to which notices are to be delivered by giving the other party notice in the manner set forth herein.

     11. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law and not the law of conflicts of the State of Illinois.

     12. WAIVER. The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or any other provision hereof.

     13. ACTIONS BY THE COMPENSATION COMMITTEE. The Compensation Committee may delegate its authority to administer this Agreement. The actions and determinations of the Compensation Committee or delegate shall be binding upon the parties.

     14. PLAN DOCUMENTS. The 2000 Omnibus Plan and the Prospectus for the 2000 Omnibus Plan are available at http://hr2.mot.com/stockadmin or from Executive Rewards, 1303 East Algonquin Road, Schaumburg, IL 60196 (847) 576-5000.

         IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate as of day and year first above written.

                                                    ----------------------------
                                                    MOTOROLA, INC.

                                                    By:
                                                       -------------------------
                                                    Its:
                                                       -------------------------

     The undersigned Grantee hereby accepts, and agrees to, all terms and provisions of the foregoing Award. If you do not sign and return this Award you will not be entitled to the Units.

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Signature

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Print Name

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Social Security Number or
Commerce ID Number

Address

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